Exhibit 14.17

April 13, 2005

Companhia Vale do Rio Doce
Avenida Graça Aranha, No. 26
20030-900 Rio de Janeiro, RJ
Brazil

Re:	Letter of Consent 9416.00

Gentlemen:

Pincock Allen & Holt, Inc. (PAH) hereby consents to being named in the Annual Report on Form 20-F of Companhia Vale do Rio Doce (“CVRD”) and Vale Overseas Limited for the year ended December 31, 2004. This consent in granted in reference to PAH’s review of CVRD’s mineral reserves as of December 31, 2004, which was conducted in March and April 2005.

Sincerely,

Pincock Allen & Holt, Inc.

/s/ Richard J. Lambert, P.E.
Richard J. Lambert, P.E. Manager, Mine Engineering and Geological Services